Exhibit 99.1

BioCardia Reports 2024 Business Highlights and Financial Results

Sunnyvale, Calif. – March 26, 2025 - BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported financial results for the year ended December 31, 2024 and filed its annual report on Form 10-K with the Securities and Exchange Commission.

The Company will host a corporate update conference call on Monday, March 31, 2025 at 4:30 PM ET following its presentation of results from the CardiAMP HF Trial at the Late-Breaking Clinical Trials symposium at the American College of Cardiology 2025 Scientific Sessions in Chicago (see dial-in information below).

Recent Business Highlights

CardiAMP® autologous cell therapy in ischemic heart failure of reduced ejection fraction (BCDA-01)

●	In the fourth quarter of 2024, we had a consultation with Japan’s Pharmaceutical and Medical Device Agency (PMDA) regarding next steps for registration of the CardiAMP Cell Therapy System in Japan for the treatment of heart failure of reduced ejection fraction based on the data from our CardiAMP HF Trial. PMDA invited our next consultation after the submission of our clinical data with two-year follow-up and indicated they are open to considering the results from this and our previous trials being sufficient evidence for registration.

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Also in this quarter, the CardiAMP HF Trial had its last protocol specified follow-up visit. Since then, our team has completed close out visits, data monitoring with source data verification and data freeze of primary outcome measures. Data analysis is near completion and results are being prepared for presentation at the Late-Breaking Clinical Trials symposium at the American College of Cardiology Scientific Sessions scheduled for this coming Sunday, March 30, 2025.

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In the coming weeks, we will be finalizing the initial trial manuscript for publication, sharing the results with the FDA and Japan’s PMDA, and accelerating enrollment activities in the CardiAMP HF II Trial.

CardiAMP autologous cell therapy in chronic myocardial ischemic with refractory angina (BCDA-02)

●	The last patient enrolled into the open-label roll-in cohort reached their primary six-month endpoint in February 2025. We are gathering results of this cohort at the six-month primary endpoint for publication and presentation.

CardiALLO Cell Therapy in Ischemic Heart Failure (BCDA-03)

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Treatment of the low dose cohort of 20 million cells has been completed and to our knowledge there have been no treatment-emergent adverse events, arrhythmias, rejection, or allergic responses. Per protocol, formal Data Safety Monitoring Board review of these patients will take place in the second quarter of 2025.

Morph Access Innovations

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The first commercial Morph DNA steerable introducer devices in 45 cm and 70 cm length and 5 and 8 French configurations have been manufactured at our Sunnyvale facility and are now available. Physicians will be using these in our CardiAMP and CardiALLO clinical trials, in programs with our therapeutic partners, and in commercial clinical procedures.

“We look forward to sharing the CardiAMP HF data at the American College of Cardiology Scientific Sessions this week,” said BioCardia CEO Peter Altman, Ph.D. “This data readout has potential to significantly de-risk development of our minimally invasive autologous cell therapy product candidate for patients with ischemic heart failure and may serve as the primary evidence to support product registration for market release.”

2024 Financial Results:

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Net cash used in operations was approximately $8.0 million during the year ended 2024, compared to approximately $10.0 million in 2023, primarily due to reductions in research and development expense following completion of the CardiAMP HF Trial. The Company ended the year with cash and cash equivalents totaling $2.4 million.

>	Revenues were approximately $58,000 in 2024, compared to approximately $477,000 in 2023, due primarily to the fulfillment of performance obligations for several business partners.

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Research and development expenses decreased to approximately $4.4 million in 2024, compared to approximately $7.7 million in 2023, primarily due to reduced clinical expenses following the completion of the CardiAMP HF Trial.

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Selling, general and administrative expenses decreased to approximately $3.7 million in 2024, compared to approximately $4.4 million in 2023, primarily due to realignment of personnel and cost reductions following completion of the CardiAMP HF Trial.

>	Our net loss decreased to approximately $7.9 million in 2024, compared to approximately $11.6 million in 2023.

ANTICIPATED UPCOMING MILESTONES AND EVENTS:

>	BCDA-01: CardiAMP Autologous Cell Therapy for Ischemic Heart Failure

–	Late Breaking Presentation at ACC on March 30, 2025

–	Japan PMDA Clinical Consultation request / submission

–	FDA Meeting request / submission

–	Enrollment in the CardiAMP Heart Failure II Trial

>	BCDA-02: CardiAMP Autologous Cell Therapy in Chronic Myocardial ischemia

–	Completed roll-in cohort data submitted for presentation / publication

>	BCDA-03: CardiAllo Allogeneic Cell Therapy in Inflammatory Ischemic Heart Failure

–	Data Safety Monitoring Board review of completed low dose cohort

>	Helix Biotherapeutic Delivery Business

–	Biotherapeutic delivery partnerships

>	Morph Access Innovations Business

–	Revenues and case reports

Conference call access:

Participants can register for the conference by navigating to https://dpregister.com/sreg/10198270/fed22b3a96. Please note that registered participants will receive their dial-in number upon registration. For those who have not registered, to listen to the call by phone, interested parties within the U.S. should call 1-833-316-0559 and international callers should call 1-412-317-5730 and ask to be connected to the BioCardia call. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioCardia call. The conference call will also be available through a live webcast, which can be accessed through the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=fyO2WNaO.

A webcast replay of the call will be available approximately one hour after the end of the call at the above links. To access the replay internationally, please use the link https://services.choruscall.com/ccforms/replay.html. A telephonic replay of the call will be available and may be accessed by calling 1-877-344-7529 (domestic), 1-412-317-0088 (international) or 855-669-9658 (Canada) by using access code 6730403.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLOTM allogeneic cell therapies are the Company’s biotherapeutic platforms with three cardiac clinical stage product candidates in development. These therapies are enabled by its HelixTM biotherapeutic delivery and Morph® vascular navigation platforms. The CardiAMP Cell Therapy Trial for Heart Failure has been supported financially by the Maryland Stem Cell Research Fund and the Center for Medicare and Medicaid Services. For more information visit: www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment in our clinical trials, the availability of data from our clinical trials, filings and communications with the FDA and Japan’s Pharmaceutical and Medical Device Agency, product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, the expected benefits of our intellectual property, future prospects, regulatory timelines, and other statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements and overall market conditions. We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control. Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent the development of our therapeutic candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

BioCardia, Inc.

Condensed Consolidated Statements of Operations
(Unaudited in thousands, except share and per share amounts)

	Year ended December 31,
	2024	2023
Revenue:
Collaboration agreement revenue	58	477
Costs and expenses:
Research and development	4,387	7,726
Selling, general and administrative	3,672	4,395
Total costs and expenses	8,059	12,121
Operating loss	(8,001)	(11,644)
Other income (expense):
Total other income, net	55	73
Net loss	$(7,946)	$(11,571)

Net loss per share, basic and diluted	$(2.90)	$(8.19)

Weighted-average shares used in computing net loss per share, basic and diluted	2,743,828	1,411,998

BioCardia, Inc.

Selected Balance Sheet Data

(amounts in thousands)

	December 31,	December 31,
	2024(1)	2023(1)

Assets:
Cash and cash equivalents	$2,371	$1,103
Other current assets	251	358
Property, plant and equipment and other noncurrent assets	1,102	1,526
Total assets	$3,724	$2,987
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities	$2,321	$3,608
Operating lease liability - noncurrent	566	982
Total stockholders’ equity (deficit)	837	(1,603)
Total liabilities and stockholders’ equity (deficit)	$3,724	$2,987

(1)  December 31, 2024 and 2023 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on March 26, 2025.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120